Exhibit 1.01

CONFLICT MINERALS REPORT

NETGEAR, INC.

In accordance with Rule 13p-1 under the Securities Exchange Act of 1934 for the Calendar Year Ended December 31, 2019

Introduction

Rule 13p-1 was adopted by the United States Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to Conflict Minerals as directed by Section 1502 of the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010. Rule 13p-1 imposes certain reporting obligations on SEC registrants whose products contain Conflict Minerals necessary to the functionality or production of their products. Conflict Minerals are defined by Rule 13p-1 as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tungsten, tantalum, and gold (collectively, “3TG”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Covered Countries (as defined below).

If a registrant has reason to believe that any 3TGs in their supply chain may have originated in the Democratic Republic of the Congo (DRC) or an adjoining country ("Covered Countries"), or if they are unable to determine the country of origin of the 3TGs in their products, or that their products are manufactured entirely from recycled and scrap sources, then the issuer must exercise due diligence on the source and chain of custody of the 3TGs. The registrant must annually submit a Form SD and Conflict Minerals Report ("CMR") to the SEC that includes a description of those due diligence measures. NETGEAR, Inc. ("NETGEAR" or the "Company") has determined that 3TGs are necessary to the functionality or production of some of its products during the 2019 calendar year and therefore, is required to perform due diligence and file this report annually. This report is NETGEAR's CMR for the reporting calendar year ended December 31, 2019.

This report is not audited, as Rule 13p-1 and current SEC guidance provide that if the registrant is not declaring products as "DRC Conflict Free," the CMR is not subject to an independent private sector audit.

Section 1 - Company Overview

NETGEAR was incorporated in Delaware in January 1996. The Company is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR utilizes contract manufacturers, original design manufacturers and component vendors to supply components, assemblies and finished products.

NETGEAR’s internet address is www.netgear.com. This CMR will be posted on the Company’s website with other SEC filings under About Us/Investor Relations as soon as reasonably practicable after it is electronically filed with the SEC.

1.1 NETGEAR Products

During 2019, NETGEAR's product portfolio was comprised of the following product categories:

•	Ethernet switches, which are multiple port devices used to network computing devices and peripherals via Ethernet wiring;
•

Wireless controllers and access points, which are devices used to manage and control multiple WiFi base stations on a campus or a facility providing WiFi connections to smart phones, tablets, laptops and other computing devices;

•	Internet security appliances, which provide Internet access through capabilities such as anti-virus and anti-spam;

•

Unified storage, which delivers file and block based data into a single shared storage system, meeting the demands of small enterprises, education, hospitality and health markets through an easy-to-use interface for managing multiple storage protocols;

•	Broadband modems, which are devices that convert the broadband signals into Ethernet data that feeds Internet into homes and offices;
•	WiFi Gateways, which are WiFi routers with an integrated broadband modem, for broadband Internet access;
•	WiFi Hotspots, which create mobile WiFi Internet access that utilizes 3G and 4G LTE data networks for use on the go, and at home in place of traditional wired broadband, Internet access;
•	WiFi routers, which create a local area network (LAN) for home or office computer, mobile and Smart Home devices to connect and share a broadband Internet connection;
•	WiFi range extenders, which extend the range of an existing WiFi network to eliminate WiFi dead spots;
•	Powerline adapters and bridges, which extend wired and WiFi Internet connections to any AC outlet using existing electrical wiring;
•	WiFi network adapters, which enable computing devices to be connected to the network via WiFi.
•

Meural, a network-connected LCD display that can download and display arts from Netgear/Meural digital library as well as any personal content that the individual has uploaded to the Netgear/Meural cloud  or the LCD display

We conducted an analysis of NETGEAR products and found that small quantities of 3TG, necessary to their functionality or production, are found in substantially all NETGEAR products.

1.2 Conflict Minerals Report

For all product categories listed under 1.1, we have been unable to conclusively determine the origin of the 3TGs that our products contain, or to conclusively determine to what extent they come from recycled or scrap sources; the facilities used to process them; their country of origin; or their mine or location of origin. Our suppliers reported at broad levels, often with the declaration scope as “Company” in their Conflict Minerals Reporting Template (“CMRT”).

This report describes our Reasonable Country of Origin Inquiry (“RCOI”) efforts, the due diligence measures we took on the 3TG source and chain of custody, the results of our due diligence efforts, expected risk assessment and mitigation steps.

1.3 Conflict Minerals Policy

NETGEAR has published its conflict minerals policy on its webpage located at:

http://www.netgear.com/images/conflict_minerals_policy_statement.pdf

Section 2 - Reasonable Country of Origin Inquiry (“RCOI”)

To determine whether the necessary 3TG in our products originated in Covered Countries, we first needed to determine the scope of our Conflict Minerals program. As determined and explained above, NETGEAR has determined that nearly all of its products contain one or more 3TGs and therefore, we determined that all Tier 1* suppliers of such products should be surveyed on the sourcing of those 3TGs.

*NETGEAR’s definition of Tier 1 Supplier - ODM (Original Design Manufacturer), CM (Contract Manufacturer) and NETGEAR’s AVL (Approved Vendor List) with whom NETGEAR has directly negotiated the price of goods & services and has direct control or business relationship, the price negotiation is during the reporting year for production order. This excludes the following suppliers: Suppliers where strategic purchasing only performs a reference price check; Plastics and software suppliers; Packaging suppliers; and Suppliers whose materials declarations confirm gold, tantalum, tin and tungsten are not contained in the applicable component.

NETGEAR utilized the CMRT version 5.12 to conduct a survey of all in scope suppliers. The CMRT is a free, standardized reporting template developed by the Responsible Minerals Initiative that is known as the industry standard in conflict minerals data collection. During the supplier survey process, we contacted all Tier 1 suppliers and required that they complete a valid CMRT and provide it to the Company for assessment.

On an average, NETGEAR direct suppliers were contacted at least 3 times through email and/or phone call for follow up on their CMRT submission or for clarifying any questions that NETGEAR Conflict Minerals Program team or their designated 3rd party may have had. NETGEAR’s Conflict Minerals Program team was also in-charge of all the communication with direct suppliers.

NETGEAR Conflict Minerals Team and their third party service provider also hosted training and Q&A session for all its direct suppliers to address their queries related to Conflict Minerals program and NETGEAR expectations.

We received completed CMRTs from 42 in scope suppliers. Once all CMRTs were collected they were evaluated using automated data validation. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on their answers to questions 1 through 6.

All submitted forms are accepted and classified as valid or invalid so that data is still retained. As of May 6th, 2020 there was no invalid supplier submission that could not be corrected.

Based on the RCOI, we had reason to believe that some of the 3TGs may have originated from the Covered Countries. Therefore, in accordance with the Rule, the Company performed due diligence on the source and chain of custody of the 3TGs in question.

Section 3 - Conflict Minerals Due Diligence Program Design

NETGEAR’s conflict minerals due diligence program is designed to conform in all material aspects with the framework recommended by the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, also known as OECD Guidance, as it relates to NETGEAR’s supply chain position as a “downstream” or finished product manufacturer and purchaser.

Summarized below are the components of Company’s program as they relate to the five-step framework set forth in the OECD Guidance:

3.1 Establish strong company management systems

•	Adopted and publicly communicated a conflict minerals company policy which is posted on NETGEAR website at http://www.netgear.com/images/conflict_minerals_policy_statement.pdf
•

As a member of the RBA (Responsible Business Alliance, previously known as the EICC or the Electronic Industry Citizenship Coalition), required that our suppliers and contract manufacturers acknowledge and implement the RBA’s Code of Conduct, which includes an obligation to conduct due diligence regarding conflict minerals.

•	Assembled internal conflict minerals team, with representation from NETGEAR’s Operations, Legal, Procurement, Finance and Internal Audit.
•

Established a system of controls through the use of Supplier Code of Conduct and transparency over NETGEAR’s conflict minerals supply chain by engaging first-tier suppliers and requesting relevant information through the use of a third-party supplier management vendor which utilized due diligence tools created by the Responsible Minerals Initiative (“RMI”), including the CMRT.

•	Provided updates on our conflict minerals due diligence progress and status to certain members of NETGEAR’s senior management.
•	Educated and trained those personnel responsible to work on NETGEAR’s Conflict Minerals Program. This includes internal team members and suppliers.
•

Established a grievance mechanism to allow employees, suppliers, and others to report suspected non-compliance with legal requirement and/or suspected non-compliance with NETGEAR’s Code of Ethics and Supplier Code of Conduct. These policies are publicly available at http://www.netgear.com/about/corporate-social-responsibility/ethics/

•	Established an internal audit to review conflict minerals due diligence process against NETGEAR’s documented procedure and data accuracy in NETGEAR CMRT.
•

Identified business records relating to conflict minerals due diligence, including records of due diligence processes, findings and resulting decisions, that will be retained in accordance with our records retention policies.

3.2 Identify and manage risk in the supply chain

•	Identified relevant Tier 1 suppliers that supplied products containing 3TG.
•	Requested such suppliers to provide information regarding smelters or refiners in our supply chain by using the CMRT.
•	Reviewed supplier responses for completeness and accuracy.
•

Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations.

•	Compared information in supplier responses with the list of 3TG processing facilities that received a “conflict-free” designation, produced by the RMAP (Responsible Minerals Assurance Process).
•

Each facility that meets the RMI definition of a smelter or refiner of a 3TG is assessed according to red flag indicators defined in the OECD Guidance. To determine the level of risk that each smelter posed to the supply chain the Company assessed three criteria: geographic proximity to the Covered Countries, RMAP audit status, and credible evidence of unethical or conflict sourcing.

•	Contacted non-responsive suppliers, requesting their responses.
•	Provided suppliers with feedback on responses containing errors, inconsistencies or incomplete information and encouraged them to resubmit a valid response.
•

Evaluated suppliers on the strength of their internal conflict minerals programs. When suppliers meet or exceed the below criteria (yes to all four questions) they are deemed to have a strong program. When they do not meet those criteria they are deemed to have a weak program. The criteria used to evaluate the strength of their programs are based on these four questions in the CMRT:

◦	Have you established a conflict minerals sourcing policy?
◦	Have you implemented due diligence measures for conflict-free sourcing?
◦	Do you review due diligence information received from your suppliers against your company’s expectations?
◦	Does your review process include corrective action management?

3.3 Design and implement a strategy to respond to risk

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Conducted regular conflict minerals team meetings to review, among other things, NETGEAR’s conflict minerals program, any potential or actual risks identified during due diligence, and the status of supplier responses.

•	Reported progress during the team meeting or quarterly basis to our Chief Operations Officer
•

Identified high risk smelters in NETGEAR’s supply chain by using smelter database from the RMI that includes information on smelter’s chain of custody of minerals. NETGEAR’s smelter risk calculation is based on the following criteria:

◦	Geographic proximity to the DRC and covered countries;
◦	Known mineral source country of origin;
◦	RMAP audit status;
◦	Credible evidence of unethical or conflict sourcing; and
◦	Peer Assessments conducted by credible third-party sources.
•	Through the use of the Company’s third party service provider, contacted non-RMAP facilities to encourage them to join the program and undergo an audit
•	Implemented an escalation plan for non-responsive suppliers and/or address incomplete or inaccurate supply chain information.
•	Requested that certain suppliers remove specific smelters or refiners from their supply chain that we deemed to be high-risk or invalid.
•	Engaged any suppliers whom we have reason to believe are supplying the Company with 3TGs from sources that may be considered a red-flag and encourage them to establish alternative sources of 3TGs.
•	Informed non-responsive suppliers that we will assess, and potentially withhold, future business with them if they do not provide their supply chain conflict minerals information using the CMRT.
•	Conducted Conflict Minerals Program due diligence process audit of NETGEAR’s ODM partners.

3.4 Audit of smelter/refiner’s due diligence practices

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Relied on the RMAP, the London Bullion Market Association, and the Responsible Jewellery Council to coordinate third-party audits of smelters and refiners to validate the sourcing practices of such facilities in our supply chain.

•	Provided indirect financial support for such third-party audits through our continued membership in the RBA and RMI.
•	Participated in RBA & RMI work groups, including smelter engagement and outreach.

3.5 Report annually on supply chain due diligence

•	Publicly communicated Conflict Minerals Policy on company website at http://www.netgear.com/images/conflict_minerals_policy_statement.pdf
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Filed our Form SD for the reporting period from January 1, 2019 to December 31, 2019, including this Conflict Minerals Report, with the Securities Exchange Commission and made it available on the Investor Relations pages of our website at http://investor.netgear.com/sec.cfm

•	Reported supply chain smelter information in this Conflict Minerals Report.

The content of any website referred to in this report is included for general information only and is not incorporated by reference in this report.

Section 4 - Due Diligence Results

NETGEAR does not have direct contractual relationships with smelters and refiners, therefore, we relied on our direct suppliers and the entire supply chain to gather and provide specific information on 3TGs used in NETGEAR products.

4.1 Survey Results

In 2019, NETGEAR conducted supply chain surveys, using the CMRT, of Tier 1 suppliers that we identified may contribute necessary 3TGs in our products. NETGEAR surveyed 42 Tier 1 suppliers and the results of our supply chain survey and the conclusion of our reasonable country of origin inquiry are as follows:

•	100 % of NETGEAR surveyed suppliers provided a response using accepted version of the CMRT.
•	None of the 42 CMRTs collected have been deemed invalid.
•	The surveyed suppliers identified 257 legitimate smelters and refiner facilities which may process the necessary 3TGs contained in the products manufactured.
•

Of these 257 smelters and refiners, 234 are validated as conflict free by RMI, and, based on information provided by the RMI through RMAP, a further 4 have agreed to undergo or are currently undergoing a third-party audit.

•

We know or have reason to believe that a portion of the minerals processed by 19 of these 257 smelters and refiners may have originated in the Covered Countries and are not solely from recycled or scrap sources.

Attached as Table A is a list of all legitimate smelters and refiners listed by our suppliers in their CMRTs that appear on the list maintained by the RMI. Since many of the CMRTs we received from suppliers were made at the company level bases, rather than on a product-level basis, we are not able to identify which smelters or refiners listed in Table A actually processed the 3TGs contained in our products. Therefore, the list of processing smelters and refiners disclosed in Table A may contain more facilities than those that actually processed the minerals contained in our products.

A list of potential countries of origin from which the reported smelters and refiners collectively source from is provided in Table B. As with the list of smelters and refiners, many responses were provided at the company level and therefore, this list of countries may contain more than those that our products are being sourced from.

NETGEAR developed a point based supplier risk assessment system, specifically for our Conflict Minerals Program, to assess supplier risks based on multiple criteria. Of the 42 Tier 1 suppliers, all suppliers are deemed as low risk as they received scores higher than NETGEAR’s risk benchmark.

Section 5 - Risk Mitigation and Due Diligence Improvement Plan

5.1 Inherent limitation on due diligence measures

Because of our manufacturing business model, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals in the products we contract to manufacture. Given our place in the supply chain, we have no direct relationships with smelters, refiners, and therefore possess no independent means of determining the source and origin of conflict mineral ores processed by smelters or refiners. Our due diligence processes are based on the necessity of seeking data from our suppliers and component manufacturers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. We also rely, to a large extent, on information collected and provided by independent third-party audit programs.

5.2 Steps to be taken to mitigate risk and improve Due Diligence Process

We intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

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Continue to work with the RMI and/or other relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance and/or other SEC recognized framework.

•	Engage with Tier 1 suppliers supplying us with 3TG from sources that support conflict in any covered country to establish an acceptable alternative source of 3TG.
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Increase the emphasis on clean and validated smelter and refiner information from our supply chain as the list of conflict-free smelters and refiners grows and more smelters and refiners declare their intent to enroll in the program.

•	Emphasize the need for cooperation and support by our Tier 1 suppliers by implementing more direct Netgear-led escalations throughout the program.
•

Encourage our suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers and follow up with suppliers who appear to have gaps in their internal processes for conflict minerals.

•	Engage with our suppliers more closely and provide suppliers with more information and training resources regarding responsible sourcing of 3TGs.
•	Engage Tier 1 suppliers to encourage smelters or refiners in supply chain, not yet identified by the RMAP or equivalent independent third-party audit, to undergo smelter audits and verify compliance.
•	Support our third party service provider in their smelter due diligence activities by signing a letter to be sent to smelters who have yet to enroll in RMAP, encouraging them to do so.

Table A

Smelter & Refiners Reported to be in Supply Chain of NETGEAR

Below list of smelters and refiners have been identified by our Tier 1 suppliers and may have been used in processing of necessary 3TGs contained in NETGEAR products:

Smelter ID	Mineral	Standard Smelter Name	Smelter Facility Location
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND
CID000082	Gold	Asahi Pretec Corp.	JAPAN
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
CID000113	Gold	Aurubis AG	GERMANY
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000157	Gold	Boliden AB	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY
CID000180	Gold	Caridad	MEXICO
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	CHINA
CID000233	Gold	Chimet S.p.A.	ITALY
CID000264	Gold	Chugai Mining	JAPAN
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
CID000362	Gold	DODUCO Contacts and Refining GmbH	GERMANY
CID000401	Gold	Dowa	JAPAN
CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
CID000493	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
CID000689	Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
CID000694	Gold	Heimerle + Meule GmbH	GERMANY
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000778	Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
CID000814	Gold	Istanbul Gold Refinery	TURKEY
CID000823	Gold	Japan Mint	JAPAN
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA

CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
CID000957	Gold	Kazzinc	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
CID001032	Gold	L'azurde Company For Jewelry	SAUDI ARABIA
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
CID001113	Gold	Materion	UNITED STATES OF AMERICA
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
CID001352	Gold	PAMP S.A.	SWITZERLAND
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001498	Gold	PX Precinox S.A.	SWITZERLAND
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID001534	Gold	Royal Canadian Mint	CANADA
CID001546	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
CID001562	Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
CID001955	Gold	Torecom	KOREA, REPUBLIC OF
CID001977	Gold	Umicore Brasil Ltda.	BRAZIL
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
CID002003	Gold	Valcambi S.A.	SWITZERLAND
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
CID002100	Gold	Yamakin Co., Ltd.	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
CID002290	Gold	SAFINA A.S.	CZECHIA
CID002312	Gold	Guangdong Jinding Gold Limited	CHINA
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND
CID002459	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
CID002580	Gold	T.C.A S.p.A	ITALY
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
CID002606	Gold	Marsam Metals	BRAZIL
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
CID002761	Gold	SAAMP	FRANCE
CID002762	Gold	L'Orfebre S.A.	ANDORRA
CID002763	Gold	8853 S.p.A.	ITALY
CID002765	Gold	Italpreziosi	ITALY
CID002777	Gold	SAXONIA Edelmetalle GmbH	GERMANY
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA
CID002863	Gold	Bangalore Refinery	INDIA
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE
CID002973	Gold	Safimet S.p.A	ITALY
CID003195	Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
CID000092	Tantalum	Asaka Riken Co., Ltd.	JAPAN
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

CID000456	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
CID001076	Tantalum	LSM Brasil S.A.	BRAZIL
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001200	Tantalum	NPM Silmet AS	ESTONIA
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
CID002539	Tantalum	KEMET Blue Metals	MEXICO
CID002544	Tantalum	H.C. Starck Co., Ltd.	THAILAND
CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
CID002548	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
CID002549	Tantalum	H.C. Starck Ltd.	JAPAN
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID002847	Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF
CID003402	Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
CID000292	Tin	Alpha	UNITED STATES OF AMERICA
CID000402	Tin	Dowa	JAPAN

CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
CID000468	Tin	Fenix Metals	POLAND
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
CID001070	Tin	China Tin Group Co., Ltd.	CHINA
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL
CID001182	Tin	Minsur	PERU
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA
CID001453	Tin	PT Mitra Stania Prima	INDONESIA
CID001460	Tin	PT Refined Bangka Tin	INDONESIA
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
CID001758	Tin	Soft Metais Ltda.	BRAZIL
CID001898	Tin	Thaisarco	THAILAND
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002180	Tin	Yunnan Tin Company Limited	CHINA
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL
CID002773	Tin	Metallo Belgium N.V.	BELGIUM
CID002774	Tin	Metallo Spain S.L.U.	SPAIN
CID002834	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
CID002858	Tin	Modeltech Sdn Bhd	MALAYSIA
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA

CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
CID003409	Tin	Precious Minerals and Smelting Limited	INDIA
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
CID002543	Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
CID002647	Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
CID002724	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
CID002833	Tungsten	ACL Metais Eireli	BRAZIL
CID002843	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF

CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
CID003182	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
CID003388	Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
CID003407	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID003408	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION

Table B

Countries of Origin

Below is the list of country of origin for the conflict minerals as a result of the RCOI, includes but may not be limited to:

•	Level 1 countries are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries.

Argentina, Benin, Bolivia (Plurinational State of), Brazil, Chile, Colombia, Ecuador, Eritrea, Japan, Mali, Mauritania, Nicaragua, Niger, Peru, Russian Federation, Swaziland, Togo, Australia, Austria, China, Ethiopia, France, Guinea, India, Madagascar, Malaysia, Nigeria, Sierra Leone, Somaliland, Spain, Thailand, Indonesia, Laos, Mongolia, Myanmar, Portugal, Taiwan, United Kingdom of Great Britain and Northern Ireland, Venezuela, Vietnam, Bolivia, United States of America, Uzbekistan, Azerbaijan, Botswana, Burkina Faso, Canada, Cuba, Cyprus, Dominican Republic, Egypt, Fiji, Finland, Georgia, Ghana, Guatemala, Guyana, Honduras, Iran, Ivory Coast, Kazakhstan, Kenya, Liberia, Mexico, Morocco, Namibia, Netherlands, New Zealand, Papua New Guinea, Philippines, Puerto Rico, Saudi Arabia, Senegal, Serbia, Slovakia, Solomon Islands, South Africa, Suriname, Sweden, Tajikistan, Turkey, Uruguay, Zimbabwe

•	Level 2 countries are known or plausible countries for smuggling, export out of region or transit of materials containing tantalum, tin, tungsten or gold.

Mozambique, South Africa

•	Level 3 countries are defined as the DRC and its nine adjoining countries.

Burundi, Congo, Democratic Republic of the, Rwanda, Tanzania, Uganda,